UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 6, 2005

First Citizens Banc Corp

(Exact name of Registrant as specified in its charter)

Ohio	0-25980	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 East Water Street, P.O. Box 5016, Sandusky, Ohio 44870
(Address of principle executive offices)

Registrant’s telephone number, including area code: (419) 625-4121

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2005, First Citizens Banc Corp, (the “Corporation”) received notice from The Nasdaq Stock Market, Inc. that the Corporation’s securities are subject to potential delisting as of May 17, 2005 due to the Corporation’s failure to include management’s assessment of its internal controls over financial reporting and the related attestation report of its independent auditor in its Annual Report on Form 10-K for the year ended December 31, 2004. Because of this failure, the Corporation is not in compliance with Nasdaq Marketplace Rule 4310(c)(14). As a result, Nasdaq changed the Company’s trading symbol from “FCZA” to “FCZAE” beginning on Tuesday, May 10, 2005.

Receipt of the notice does not result in immediate delisting of the Corporation’s common stock. The Corporation intends to make a timely request for a hearing with The Nasdaq Listing Qualifications Panel to appeal the Nasdaq staff’s determination. This request will stay the delisting pending the hearing and a determination by the Nasdaq Listing Qualifications Panel. The Corporation is working diligently to file an amendment to its Annual Report on Form 10-K dated March 16, 2005 containing management’s assessment of its internal controls over financial reporting and the related attestation report of its independent auditor. There can be no assurance the Nasdaq Listing Qualifications Panel will grant the Company’s request for continued listing.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of First Citizens Banc Corp dated May 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens Banc Corp

(Registrant)

Date: May 12, 2005	/s/ James O. Miller

James O. Miller,
Executive Vice President